EXHIBIT 2.2










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                                AGREEMENT OF SALE



                               dated June 17, 2005

                                     between

                            PENDER INTERNATIONAL, INC.

                                             Seller

                                       and

                               BLAZING HOLDING, INC.

                                             Purchaser



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                  AGREEMENT OF PURCHASE AND SALE OF STOCK
                  ---------------------------------------


AGREEMENT OF SALE, made June 17, 2005, between PENDER INTERNATIONAL, INC., a Delaware corporation, having an address at 123 Commerce Valley Drive East, #300, Thornhill, ON L3T 7W8 Canada, ("Seller"), and BLAZING HOLDING, INC., an Ontario corporation, having an address at 90 Glenayr Road, Richmond Hill, ON L4B 2V4, Canada, ("Purchaser").


                           W I T N E S S E T H:
                           --------------------

WHEREAS, Purchaser desires to acquire, and Seller desires to sell, the shares of stock of IMM INVESTMENTS, INC., upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1. Agreement To Sell. Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase, upon the terms and conditions hereinafter set forth, the 100 shares of the capital stock of IMM INVESTMENTS, INC., a corporation organized under the laws of Province of Ontario (the "Corporation"), said shares constituting all of the authorized and issued shares of the Corporation (the "Shares").


2. Purchase Price. The purchase price to be paid by Purchaser is Three Million Dollars in United States Currency (US$3,000,000.00), payable as follows:


     (a) Three Million Dollars in United States Currency (US$3,000,000.00) at the closing by the execution and delivery of a Promissory Note by Purchaser to Seller in said amount, substantially in the form of Exhibit A hereto (the "Promissory Note"), secured by a Stock Pledge Agreement substantially in the form of Exhibit B hereto (the "Stock Pledge Agreement"), and further secured by a Security Agreement substantially in the form of Exhibit C hereto and UCC Financing Statements creating a security interest in the assets of the Corporation (the "Security Agreement").


3. The Closing. The "closing" means the settlement of the obligations of Seller and Purchaser to each other under this agreement, including the payment of the purchase price to Seller as provided in Article 1 hereof and the delivery of the closing documents provided for in Article 4 hereof. The closing shall be held at the offices of William J. Reilly, Esq., 401 Broadway, Suite 912, New York, NY 10013, at 10 A.M. on or about June 30, 2005 (the "closing date").

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4.  Closing Documents.  At the closing Seller shall execute and deliver to
Purchaser:

     (a) the certificate or certificates for the Shares, duly endorsed so as to effectively transfer ownership of the Shares to Purchaser, together with all appropriate Federal and State transfer tax stamps affixed (subject to the obligation of Purchaser to deposit the Shares with Seller in accordance with the provisions of the Stock Pledge Agreement)

     (b) letters of resignation from each director and officer of the Corporation, effective as of the closing hereunder, together with a certificate of the resigning secretary of the Corporation, duly certified by the resigning president and each resigning director of the Corporation, certifying that at a meeting of the directors of the Corporation, duly called and held and at which a quorum was present, the resignation of the officers and directors thereof was accepted, and that there were duly elected in the place thereof, effective as of the closing hereunder, such persons as Purchaser theretofore shall have designated in writing as officers and directors of the Corporation

     (c) the Certificate of Incorporation or other organizational documents of the Corporation, and the Bylaws, minute book, stock certificate book, and seal of the Corporation; any bills, vouchers, records showing the ownership of the furniture, furnishings, equipment, other property used in the operation of the Corporation; and all other books of account, records and contracts of the Corporation

     (d) such other instruments in form and substance satisfactory to Purchaser's attorney as may be necessary or proper to transfer to Purchaser good and marketable title to all other ownership interests in the Corporation to be transferred under this agreement

At the closing Seller shall deliver to Purchaser all keys for the business. Seller shall do all further acts and things as may be necessary, or reasonably requested by Purchaser, to consummate the transactions contemplated by this agreement, including the acquisition of possession of the Corporation.
Seller shall advise Purchaser of, and cause to be delivered to Purchaser, all trade secrets and proprietary information pertaining to the business.

At the closing Purchaser shall execute and deliver to Seller:

     (a) the Promissory Note, Stock Pledge Agreement, Security Agreement and UCC Financing Statements provided for in Article 2 hereof

5. Representations And Warranties Of Seller. Seller represents and warrants to Purchaser as follows:

     (a) Seller is a corporation duly organized and validly existing under the laws of Delaware. Seller has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Seller of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Seller and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Seller, and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Corporation by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Seller is a party, or which is or purports to be binding upon Seller or which affects or purports to affect the Corporation. No further action or approval, corporate or otherwise, is required in order to constitute this agreement the binding and enforceable obligation of Seller.

     (b) No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Seller to constitute this agreement the binding and enforceable obligation of Seller or to consummate the transactions contemplated hereby.

     (c) The Corporation is a corporation duly organized under the laws of the Province of Ontario, and the Corporation is validly existing and has not been dissolved. The copies of the documents pertaining to the organization of the Corporation provided by Seller to Purchaser are true and complete copies of said documents.

     (d) Seller is the owner of the Shares, and the Shares are all of the issued and outstanding shares of stock of the Corporation. All of the Shares have no par value, are fully paid and non-assessable, have not been assigned, pledged or hypothecated, and are free of all liens, claims and encumbrances. There are no outstanding rights for subscription to any additional stock of the Corporation by any person or entity. There are no unpaid dividends heretofore declared, if any, to any stockholder of the Corporation.

     (e) There are no violations of any law or governmental rule or regulation pending or, to the best of Seller's knowledge, threatened against Seller, the Shares or the Corporation. Seller and the Corporation have complied with all laws and governmental rules and regulations applicable to the business or the Assets.

     (f) There are no judgments, liens, suits, actions or proceedings pending or, to the best of Seller's knowledge, threatened against Seller, the Shares or the Corporation. Neither Seller, the Shares nor the Corporation are a party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this agreement, or which could prevent the carrying out of the transactions provided for in this agreement, or which could prevent the use by Purchaser of the Corporation or adversely affect the conduct of the business by Purchaser.

     (g) The Corporation has not entered into, and is not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) contract with any labor union or guild; (iii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iv) similar contract or agreement affecting or relating to the Corporation.

     (h) The Corporation has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be filed by the Corporation prior to the date hereof. Each such return is true, complete and correct, and the Corporation has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued but not yet payable. No government is now asserting, or to Seller's knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to the Corporation.

     (i) The financial statements, balance sheets and other information pertaining to the Corporation set forth in Exhibit D hereto are true, correct and complete as of the dates and for the periods set forth therein; have been prepared in accordance with generally accepted accounting principles consistently applied; and fairly represent the financial position of the Corporation at such dates and for such periods. The Corporation had at said dates no liabilities or obligations of any kind, contingent or otherwise, not reflected in Exhibit D. Except as shown in Exhibit D, the Corporation owns outright each asset or item of property reflected therein, free of all liens, claims and encumbrances. Since said dates and periods, there has been no material adverse change in the financial condition, assets or liabilities of the Corporation.

At the closing Seller shall execute and deliver an affidavit setting forth the above representations as of the date of the closing.

6. Representations And Warranties Of Purchaser. Purchaser represents and warrants to Seller as follows:

     (a) Purchaser is a corporation duly organized and validly existing under the laws of Ontario. Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Purchaser of this agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Purchaser and will not conflict with or breach any provision of the Certificate of Incorporation or Bylaws of Purchaser. No further action or approval, corporate or otherwise, is required in order to constitute this agreement the binding and enforceable obligation of Purchaser.

     (b) No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Purchaser to constitute this agreement the binding and enforceable obligation of Purchaser or to consummate the transactions contemplated hereby.


7.  Conduct Of The Business.  Seller, until the closing, shall:

     (a)  conduct the business in the normal, useful and regular manner;

     (b) preserve the business and the goodwill of the customers and suppliers of the business and others having relations with Seller; and

     (c) give Purchaser and its duly designated representatives reasonable access to the premises of the Corporation and the books and records of the Corporation, and furnish to Purchaser such data and information pertaining to the Corporation as Purchaser from time to time reasonably may request.

It is the understanding of the parties that the Corporation is being sold as an ongoing business. Seller shall endeavor to cause the operations of the Corporation to continue be conducted, from the date of this agreement until the closing, in substantially the same fashion as such operations have been conducted during the preceding year.

8. Conditions To Closing. The obligations of Purchaser to close hereunder are subject, at the option of Purchaser, to the following conditions:

     (a) All of the terms, covenants and conditions to be complied with or performed by Seller under this agreement on or before the closing shall have been complied with or performed in all material respects.

     (b) All representations or warranties of Seller herein are true in all material respects as of the closing date.

     (c) On the closing date, there shall be no liens or encumbrances against the Corporation, except as may be provided for herein.

9. Indemnification. Each party hereto shall indemnify and hold the other party harmless from and against all liability, claim, loss, damage or expense, including reasonable attorneys' fees, incurred or required to be paid by such other party by reason of any breach or failure of observance or performance of any representation, warranty or covenant or other provision of this agreement by such party.

10. Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this agreement or the transactions contemplated hereby.

11. Assignment. Purchaser shall not assign this agreement without the prior written consent of Seller in each instance.

12. Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to Seller or Purchaser, as the case may be, at their addresses first above written, or at such other addresses as they may designate by notice given hereunder.

13. Survival. The representations, warranties and covenant contained herein or in any document, instrument, certificate or schedule furnished in connection herewith shall survive the delivery of the Bill of Sale and shall continue in full force and effect after the closing, except to the extent waived in writing.

14. Further Assurances. In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

15. Changes Must Be In Writing. No delay or omission by either Seller or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

16. Captions And Exhibits. The captions in this agreement are for convenience only and are not to be considered in construing this agreement. The Exhibits annexed to this agreement are an integral part of this agreement, and where there is any reference to this agreement it shall be deemed to include said Exhibits.

17. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

18. Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                                  SIGNATURES
                                  ----------

IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.




                                              PENDER INTERNATIONAL, INC.
     ATTEST:
                                              Per /s/ Kalson Jang
                                                  ---------------------------
                                                  KALSON JANG, Chairman

     Per /s/ Minh-Ngoc Pham
         --------------------------
         Secretary




                                              BLAZING HOLDING, INC.
     ATTEST:
                                              Per /s/ Vincent Bordenca
                                                  ---------------------------
                                                  VINCENT BORDENCA, President

     Per /s/ Vincent Bordenca
         --------------------------
         Secretary








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